GSV Capital Corp.

GSV Capital Corp. Reports Third Quarter 2014 Results of Operations

Net Asset Value of $15.17 Per Share as of September 30, 2014

WOODSIDE, Calif., November 6, 2014 (GLOBE NEWSWIRE) -- GSV Capital Corp. ("GSV") (Nasdaq:GSVC), today announced financial results for the third quarter ended September 30, 2014. Net assets totaled $293.1 million or $15.17 per share at September 30, 2014, as compared to $14.86 per share at June 30, 2014, and $13.16 per share at September 30, 2013.

"We are pleased that NAV continues to increase, reaching an all time high this quarter and was up over 15% from a year ago,” said Michael Moe, Chief Executive Officer of GSV Capital. “Another positive milestone in the quarter was monetizing several of our private positions with strong returns, including ZocDoc, Dianrong, and a portion of Palantir. We believe it’s important to demonstrate an ability to get liquidity for our private holdings to optimize portfolio performance.”

“Additionally, the overall portfolio continues to exhibit excellent fundamentals with the average year-over-year growth greater than 90%,” Moe continued. “We are confident that high and sustainable growth will correlate with appreciation of our Net Asset Value.”

Third Quarter 2014 Portfolio Highlights include:

•	GSV sold shares in a number of its public and private portfolio companies including:
1)	320,000 shares of Palantir at $5.50 per share, resulting in $1.8 million in net proceeds, a $0.9 million realized gain, and a 36% Internal Rate of Return (IRR).
2)	300,000 shares of Twitter (Ticker: TWTR) at an average price $52.27 per share, resulting in $15.7 million in net proceeds. This transaction generated $10.2 million in realized gains and a 42% IRR.
3)	8,747,476 shares of Dianrong at $0.49 per share, resulting in $4.3 million in net proceeds. This transaction generated $3.5 million in realized gains and a 151% IRR.
4)	311,866 shares of ZocDoc at $25 per share, resulting in $7.8 million in net proceeds, a $2.5 million realized gain, and a 18% IRR.

•	GSV invested $10.3 million in the quarter, including a new investment in CourseHero, and follow-on investments in the following portfolio companies: Circle Media, Earlyshares, GSV Sustainability Partners, nestGSV, Solexel and Stormwind.

Investment Portfolio as of September 30, 2014

At September 30, 2014, GSV owned positions in 49 portfolio companies with an aggregate fair value of $366.2 million. The Company’s three largest investments comprised 40.6% of the total portfolio value excluding Treasuries while its top ten portfolio companies represented 65.3% of the total portfolio value excluding Treasuries.

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Top Ten Investments at September 30, 2014

$ in millions	Fair Value	% of Total Portfolio
Twitter, Inc.	$82.6	22.5%
Palantir Technologies, Inc.	39.5	10.8
Dropbox, Inc.	26.4	7.2
2U, Inc.	18.5	5.1
Coursera, Inc.	14.5	4.0
Solexel, Inc.	14.0	3.8
SugarCRM, Inc.	12.1	3.3
Avenues Global Holdings, LLC.	11.2	3.1
Declara, Inc.	10.1	2.8
PayNearMe, Inc.	10.0	2.7
Total	$238.9	65.3%

Third Quarter 2014 Portfolio Investment Activity

In the third quarter of 2014, GSV invested $10.3 million, including a new investment in CourseHero, and made follow-on investments in the following portfolio companies: Circle Media, Earlyshares, GSV Sustainability Partners, nestGSV, Solexel and Stormwind.

During the third quarter of 2014, GSV sold the following investments.

		Average
	Shares	Share	Net	Realized
Portfolio Company	Sold	Price	Proceeds	Gain/Loss

Palantir Technologies	320,000	$5.50	$1,759,900	$889,672
Twitter Inc.	300,000	$52.27	$15,681,483	$10,241,936
DianRong (fka SinoLending Ltd.)	8,747,476	$0.49	$4,286,230	$3,531,144
ZocDoc Inc.	311,866	$25.00	$7,796,650	$2,498,594

Total Net Proceeds			$29,524,263	$17,161,346

At September 30, 2014, GSV had investments in 44 private companies and 5 public companies (2U, Chegg, Cricket Media (fka ePals Inc.) TrueCar, and Twitter). In general, management intends to liquidate its public securities holdings within one year following the expiration of the IPO lock-up.

Subsequent to third quarter end, GSV Capital invested $3.5 million, including new investments of $2.5 million in DogVacay and $1.0 million in Enjoy Technologies. In addition, GSV Capital made follow-on investments of $11.7 million in OzyMedia, GSV Sustainability Partners, Learnist, and nestGSV.

As GSV's portfolio matures and realizes a cumulative net realized gain, GSV intends to distribute a portion of such gains to shareholders in the form of a distribution.

Third Quarter 2014 Financial Results

GSV recorded a net realized gain on investments of $17.2 million or $0.89 per share during the three months ended September 30, 2014, compared to a net realized loss on investments of $(0.2) million or $(0.01) per share, for the three months ended September 30, 2013. Net investment loss was $(4.9) million or $(0.25) per share during the three months ended September 30, 2014, compared to net investment loss of $(3.0) million or $(0.16) per share, for the three months ended September 30, 2013. For the three months ended September 30, 2014, GSV had a net change in unrealized appreciation on investments of $1.3 million or $0.07 per share, a decrease from the three months ended September 30, 2013 versus $8.9 million or $0.46 per share. Net increase in net assets resulting from operations was $6.0 million or $0.31 per share, for the three months ended September 30, 2014. This compares to a net increase in net assets resulting from operations of $5.7 million or $0.29 per share, for the three months ended September 30, 2013. Weighted average common shares outstanding were 19.3 million for the three months ended September 30, 2014 and September 30, 2013, respectively.

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Conference Call and Webcast

Management will hold a conference call and webcast for investors today at 2:00 p.m. PT (5:00 p.m. ET). The conference call number for U.S. participants is 877-675-4756 and the conference call number for participants outside the U.S. is 1 719-325-4784. The conference ID number for both call numbers is 2880368. Additionally, interested parties can listen to a live webcast of the call from the "Investors" section of GSV Capital's website at http://investors.gsvcap.com/. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed through November 13, 2014 by dialing 888-203-1112 (U.S.) or 1 719-457-0820 (international), using conference ID number 2880368.

About GSV Capital Corp.

GSV Capital Corp. (GSVC) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. Led by industry veteran Michael Moe, the fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. GSV Capital is headquartered in Woodside, CA. www.gsvcap.com

www.gsvcap.com

Follow GSV Capital on Twitter: @gsvcap

The GSV Capital Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=12750

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. GSV Capital Corp. undertakes no duty to update any forward-looking statements made herein.

Contact

Spencer McLeod

(650) 235-4777

smcleod@gsvam.com

GSV Capital Corp. Page 4 of 6

GSV CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2014	December 31, 2013
ASSETS	(Unaudited)
Investments at fair value:
Investments in controlled securities (cost of $13,153,112 and $0, respectively)	$14,333,474	$-
Investments in affiliated securities (cost of $73,333,331 and $64,912,527, respectively)	61,962,467	62,740,162
Investments in non-controlled/non-affiliated securities (cost of $194,419,794 and $214,796,591, respectively)	289,950,095	292,643,491
Investments owned and pledged (cost of $7,277,896 and $10,845,236, respectively)	7,293,864	10,865,200
Investments in United States Treasury Bill (cost of $100,001,483 and $0, respectively)	99,999,944	-
Total Investments (cost of $388,185,616 and $290,554,354, respectively)	473,539,844	366,248,853

Cash	6,517,389	7,219,203
Restricted cash	48,889	22,264
Due from GSV Capital Service Company, LLC (1)	18,834	3,039
Due from Portfolio companies	107,874	153,178
Interest receivable	12,584	7,304
Prepaid expenses	242,194	49,739
Coupon interest receivable	896	11,141
Dividend receivable	-	13,233
Deferred credit facility fees	141,586	288,249
Deferred debt issuance costs	2,841,316	3,378,121
Deferred offering costs	-	184,710
Other assets	333,820	368,524
Total Assets	483,805,226	377,947,558

LIABILITIES

Due to GSV Asset Management(1)	48,898	563,978
Accounts payable	101,747	382,165
Accrued incentive fees	16,022,137	10,523,552
Accrued interest payable	235,255	1,056,563
Accrued expenses	155	-
Payable for securities purchased	94,001,484	-
Net deferred tax liability	11,809,330	8,320,561
Line of Credit	-	-
Convertible senior notes embedded derivative liability	12,000	799,000
Convertible senior notes payable 5.25% due September 15, 2018	68,429,665	68,335,295
Total Liabilities	190,660,671	89,981,114
Commitments and contingencies (Note 6)
Net Assets	$293,144,555	$287,966,444

NET ASSETS
Common stock, par value $0.01 per share
(100,000,000 authorized; 19,320,100 issued and outstanding)	$193,201	$193,201
Paid-in capital in excess of par	275,837,514	275,837,514
Accumulated net investment loss	(30,287,651)	(19,192,401)
Accumulated net realized loss on investments	(3,102,606)	(13,660,306)
Accumulated net unrealized appreciation on investments	50,504,097	44,788,436
Net Assets	$293,144,555	$287,966,444

Net Asset Value Per Share	$15.17	$14.91

(1) This balance is a related party transaction. Refer to Note 2 for more detail.

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GSV CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
INVESTMENT INCOME
Interest income from controlled securities	$4,083	$-	$9,816	$-
Interest income from affiliated securities	9,294	-	112,747	-
Interest income from non-controlled/non-affiliated securities	8,594	2,256	36,369	2,256
Dividend income from affiliated securities	-	388	-	13,008
Dividend income from non-controlled/non-affiliated securities	-	-	887	7,638
Total Investment Income	21,971	2,644	159,819	22,902
OPERATING EXPENSES
Investment management fees	1,949,705	1,298,858	5,639,564	3,828,835
Accrued incentive fees	3,684,300	-	5,498,585	-
Costs incurred under administration agreement	718,896	678,283	2,557,129	2,276,152
Directors’ fees	65,000	65,000	195,000	195,250
Professional fees	442,683	198,932	1,301,777	656,796
Interest and credit facility expense	1,442,063	191,188	4,155,759	191,188
Insurance expense	61,800	62,732	181,839	179,807
Investor relations expense	35,816	54,760	194,112	171,265
Other expenses	18,306	45,680	58,898	71,034
Loss (Gain) on fair value adjustment for embedded derivative	(147,000)	421,000	(787,000)	421,000
Total Operating Expenses	8,271,569	3,016,433	18,995,663	7,991,327

Benefit for taxes on net investment loss	3,368,311	-	7,740,594	-

Net Investment Loss	(4,881,287)	(3,013,789)	(11,095,250)	(7,968,425)

Net Realized Gain (Loss) on Investments	17,160,816	(162,569)	17,842,995	(9,837,093)

Provision for taxes on Net Realized Capital Gains	(7,006,762)	-	(7,285,295)	-

Net Change in Unrealized Appreciation on Investments	1,260,683	8,892,104	9,659,729	19,545,712

Provision for taxes on Unrealized Appreciation of Investments	(514,737)	-	(3,944,068)	-

Net Increase in Net Assets Resulting from Operations	$6,018,713	$5,715,746	$5,178,111	$1,740,194

Net Increase in Net Assets Resulting from Operations per Common Share
Basic	$0.31	$0.29	$0.27	$0.09
Diluted	$0.30	$0.29	$0.27	$0.09

Weighted Average Common Shares Outstanding
Basic	19,320,100	19,320,100	19,320,100	19,320,100
Diluted	23,564,228	19,320,100	19,320,100	19,320,100

See Notes to the Consolidated Financial Statements.

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GSV CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

	Three months ended September 30, 2014 (Unaudited)		Three months ended September 30, 2013 (Unaudited)
Per Share Data:
Net asset value at beginning of period	$14.86		$12.87
Net investment loss	(0.25)	(1)	(0.16)	(1)
Net realized gain (loss)	0.89	(1)	(0.01)	(1)
Provision for taxes on Net Realized Capital Gains	(0.36)	(1)	-	(1)
Net change in Unrealized Appreciation of Investments	0.06	(1)	0.46	(1)
Provision for taxes on Unrealized Appreciation of Investments	(0.03)	(1)	-	(1)
Net asset value at end of period	$15.17		$13.16

(1)	Based on weighted average number of shares outstanding for the period.